Exhibit 21
                                MASCO CORPORATION
                            (a Delaware Corporation)

Subsidiaries
                                                           Jurisdiction of
                                                           Incorporation
                       Name                               or Organization

Alsons Corporation                                             Michigan
American Metal Products Company                                Delaware
Ameri-Tec Products Company, Inc.                               Delaware
  A.M.P. Industrial Mexicana S.A. de C.V.                       Mexico
American Shower & Bath Corporation                             Michigan
Ametex Fabrics, Inc.                                           Delaware
Aqua Glass Corporation                                        Tennessee
  Aqua Glass West, Inc.                                        Delaware
  Tombigbee Transport Corporation                             Tennessee
Auto-Graph Computer Designing Systems, Inc.                    Kentucky
Baldwin Hardware Corporation                                 Pennsylvania
  Baldwin Hardware Service Corp.                               Delaware
The Berkline Corporation                                       Delaware
  Berkline Inc.                                                 Quebec
Brass-Craft Manufacturing Company                              Michigan
  Tempered Products, Inc.                                       Taiwan
  Plumbers Quality Tool Mfg. Co., Inc.                         Michigan
  Brass-Craft Holding Company                                  Michigan
    Brass-Craft Canada, Ltd.                                    Canada
  Brass-Craft Western Company                                   Texas
  Thomas Mfg. Company Inc. of Thomasville                   North Carolina
Brush Creek Ranch II, Inc.                                      Missouri
Marge Carson, Inc.                                             California
Cal-Style Furniture Mfg. Co.                                   California
Computer Design, Inc.                                           Michigan
Composite Products Inc.                                         Delaware


Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.

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                                                     Jurisdiction of
                                                      Incorporation
                       Name                         or Organization

Drexel Heritage Furnishings Inc.                         New York
  D-H Retail Space, Inc.                                 Delaware
  Drexel Heritage Advertising, Inc.                      Delaware
  Drexel Heritage Home Inspiration, Inc.                 Delaware
  Frederick Edward, Inc.                              North Carolina
Epic Fine Arts Company                                   Delaware
  Anderson & Co. Fine Arts Inc.                          Michigan
  Morning Star Gallery, Ltd.                            New Mexico
Fieldstone Cabinetry, Inc.                                Iowa
  Fieldstone Transportation Company                       Iowa
Flint & Walling Industries, Inc.                         Delaware
Gamco Products Company                                   Delaware
Gibraltar Lock Co. Ltd.                                   Canada
Henredon Furniture Industries, Inc.                   North Carolina
  Henredon Transportation Co.                         North Carolina
Interior Fabric Design, Inc.                             New York
Intro Europe, Inc.                                    North Carolina
  Intro Europe, B.V.                                   Netherlands
J.H. Industries, Inc.                                   California
  Fillpro Products, Inc.                                California
Kenco Communications, Inc.                               Delaware
KraftMaid Cabinetry, Inc.                                  Ohio
  KraftMaid Trucking, Inc.                                 Ohio
La Barge Mirrors, Inc.                                   Michigan
Landex, Inc.                                             Michigan
Landex of Wisconsin, Inc.                               Wisconsin
Lexington Furniture Industries, Inc.                  North Carolina
  Hickorycraft Transportation Inc.                       Delaware
Lineage Home Furnishings, Inc.                           Delaware
  Lineage Services Incorporated                          Delaware
Maitland-Smith U.S., Inc.                              North Carolina
  Maitland-Smith Asia Holdings Limited                   Vanuatu
    Cebu Agency Limited                                 Hong Kong
    Design Agency Limited                               Hong Kong
    Maitland-Smith Fine Furnishings Ltd.                Hong Kong

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                                                     Jurisdiction of
                                                      Incorporation
                      Name                          or Organization

    Maitland-Smith Pacific, Inc.                         Vanuatu
    Maitland-Smith Philippines                         Philippines
      Mandaue Holdings Incorporated - 40%              Philippines
    Maitland-Smith International Ltd.                    Vanuatu
    P.T. Maitland Smith Indonesia                       Indonesia
Marbro Lamp Company                                    California
The Marvel Group, Inc.                                  Delaware
Masco Capital Corporation                               Delaware
  Masco Holdings Limited                                Delaware
Masco Building Products Corp.                           Delaware
  Bowers Manufacturing Corporation                     California
  Computerized Security Systems, Inc.                   Michigan
    Computerized Security Systems of Canada, Inc         Canada
     Computerized Security Systems (Asia) Ltd. - 50%      Asia
    Safekeeper Systems, Inc.                            Michigan
      Computerized Security Systems (Asia) Limited-50%    Asia
  Industrias Weiser, S.A. de C.V.                        Mexico
  Productos Para La Construccion De Mexicali,  S.A.
  de C.V.                                                Mexico
  Thermador Corporation                                California
  Weiser Lock Corporation                              California
  Winfield Locks, Inc.                                 California
Masco Corporation of Indiana                            Indiana
  Damixa A/S                                            Denmark
    Damixa AB                                           Sweden
    N.V. Damixa S.A.                                    Belgium
    Mix-A-Mix A/S                                       Denmark
    DAMIXA Armaturen GmbH                               Germany
  Delta Faucet of Oklahoma, Inc.                       Delaware
  Hydrotech, Inc.                                      Michigan
    Studio Technico Sviluppo E. Richerche Srl            Italy
  Masco Canada Limited                                  Ontario
    3072002 Ontario Limited                             Ontario
  Masco Corporation Limited                         United Kingdom
    Ametex U.K. Limited                             United Kingdom

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                                                     Jurisdiction of
                                                      Incorporation
                     Name                            or Organization

      Ametex Sarl                                         France
      Green & Kirk Ltd.                               United Kingdom
      Herbert Green (Silsden) Ltd.                    United Kingdom
    Berglen Furniture Limited                         United Kingdom
    Berglen Group Limited                             United Kingdom
      Berglen Products Limited                        United Kingdom
      Berglen Distributors Limited                    United Kingdom
    Berglen Associates Limited                        United Kingdom
    CDI Technologies Ltd.                             United Kingdom
    Cebu Limited                                      United Kingdom
    Destiny Limited                                    Isle of Man
      Hanhill (Great Britain) Limited                    England
      Ramm Son & Crocker Limited                         England
    Damixa Ltd.                                       United Kingdom
    Kiloheat Limited                                  United Kingdom
    NewTeam Management Services Limited                  Jersey
     NewTeam Electronics Ltd.                         United Kingdom
     NewTeam Export (Jersey) Limited                     Jersey
     NewTeam France SARL                                 France
     NewTeam Ltd.                                     United Kingdom
     NewTeam Plastics Ltd.                            United Kingdom
     Chromeco Ltd.                                    United Kingdom
     Harplace Ltd.                                    United Kingdom
     Showerforce Ltd.                                 United Kingdom
    Maitland-Smith Limited                            United Kingdom
    Weiser (U.K.) Ltd.                                United Kingdom
  Masco GmbH - 98%                                       Germany
    Alfred Reinecke GmbH & Co. KG                        Germany
    Alma Kuchen Aloys Meyer Gmbh                         Germany
    Gebhardt Aktiebolag 90%                               Sweden
    Gebhardt Sarl                                         France
    Gebhardt Ventilatoren Gesellschaft mbh               Austria
    Gebhardt Ventilatoren GmbH & Co.                     Germany
    Gebhardt Ventiladores Srl                             Spain
    Hans Grohe GmbH & Co. KG - 27%                       Germany

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                                                     Jurisdiction of
                                                      Incorporation
                  Name                              or Organization


    HTH Haustechnische Handelsgesellschaft mbh           Germany
    Hueppe Gesellschaft mbh                              Austria
    Hueppe GmbH & Co.                                    Germany
    Hueppe Sarl                                          France
    Intermart Insaat Malzemeleri Sanayi ve Ticaret AS    Turkey
    Jung-Pumpen GmbH                                     Germany
    Jung-Pumpen Handelsgesellschaft mbh                  Austria
    Teknomar Insaat Malzemeleri Sanayi ve Ticaret AS     Turkey
  Masco Europe, Inc.                                    Delaware
  N.V. Weiser Europe, S.A.                               Belgium
  Rubinetterie Mariani S.A.                               Italy
  Weiser, Inc.                                        British Columbia
Masco Home Furnishings, Inc.                          North Carolina
Masco International Sales, Inc.                         Barbados
Masco International Services, Inc.                      Delaware
Masco Services, Inc.                                    Delaware
Mascomex S.A. de C.V.                                    Mexico
Melard Manufacturing Corp.                              Delaware
Merillat Industries, Inc.                               Michigan
  Merillat Corporation                                  Delaware
  Merillat Transportation Company                       Delaware
Morgantown Plastics Company                             Delaware
Outlet Corp.                                            Delaware
Peerless Faucet Sales Corporation                       Delaware
Ramm, Son & Crocker, Inc.                               New York
Robert Allen Fabrics, Inc.                              Delaware
Robert Allen Fabrics of N.Y., Inc.                      Delaware
Robert Allen Fabrics (Canada) Ltd.                       Canada
Sherle Wagner Accessories, Inc.                         New York
Sherle Wagner International, Inc.                       New York
StarMark, Inc.                                       South Dakota
  SMI Franchising Corp.                                 Delaware
  Starmark of Virginia, Inc.                            Virginia
Sunbury Textile Mills, Inc.                             Delaware
Universal Furniture Limited                             Delaware

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                                                     Jurisdiction of
                                                      Incorporation
                   Name                             or Organization

  American Furniture Limited                             Hong Kong
  Del Mar Furniture Industries (Singapore) Pte. Ltd.     Singapore
  H.K.T. (Malaysia) Sdn. Bhd.                            Malaysia
  Hong Kong Teakwood Works Limited                       Hong Kong
  Hong Kong Teakwood Works (Singapore) Pte. Ltd.         Singapore
  Hong Kong Teakwood Works (Taiwan) Limited               Taiwan
  Log and Timber Products (Singapore) Pte. Ltd.          Singapore
  Rigel Enterprises Limited (Singapore) Pte. Ltd.        Singapore
  Shin Shin Wood Products Co. Ltd. - 51%                  Taiwan
  Sterling Home Furnishings (Singapore) Pte. Ltd.        Singapore
  Sterling Home Furnishings (Taiwan) Ltd.                 Taiwan
  Swaps Investment Limited                               Hong Kong
  Syarikat Malaysia Wood Industries Sdn. Bhd.             Malaysia
  Teakwood Property Development Ltd.                     Hong Kong
  Teakwood (U.K.) Ltd.                                 United Kingdom
    Universal Furniture Industries (U.K.) Ltd.         United Kingdom
  Universal Furniture Industries, Inc.                    Delaware
    Blue Mountain Trucking Corporation                   Mississippi
      Custom Truck Tires, Inc.                           Mississippi
  Universal Furniture Industries (Deutschland) GmbH        Germany
  Universal Furniture Industries (Scandinavia) AB          Sweden
  Universal Furniture (Japan) Ltd.                         Japan
  Universal Furniture (Taiwan) Co. Ltd.                    Taiwan
  Universal Furniture (Thailand) Ltd.                     Thailand
  Universal Woodfloor (Europe) AB                          Sweden
  World Wide Furniture Sales, Inc.                     British Virgin Il
  Xin Jia Po Huan Mei Furniture Ltd.                      Hong Kong
    Chang Chun Universal Flooring Company Ltd 50%          China
    Chang Chun Wood Products Company Limited 50%           China
    Universal Furniture (Tianjin) Co. Ltd. 80%             China
    Universal Veneer (Tianjin) Co. Ltd. 51%                China
    Universal Flooring (Tianjin) Co. Ltd. 80%              China
    Universal Furniture (Guanzhou) Co. Ltd. - 85%          China
Vapor Technologies, Inc.                                 Delaware
Watkins Manufacturing Corporation                       California

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                                                     Jurisdiction of
                                                      Incorporation
                      Name                          or Organization

W/C Technology Corporation                               Delaware
Zenith Products Corporation                              Delaware



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